Exhibit 99.1

Descrypto Holdings Announces Uplisting to the OTCQB Venture Market

West Palm Beach, Florida October 20, 2022 - DesCrypto Holdings Inc., (“Descrypto” or the “Company” OTC: DSRO) is pleased to announce that it has successfully uplisted from the OTC Pink Market to the OTCQB Venture Market. The uplisting has been approved by OTC Markets Group and the Company will commence trading on the OTCQB on October 20, 2022.

Mr. Howard Gostfrand, CEO stated, “Uplisting to the OTCQB Venture Market is yet another important milestone that we set out to achieve. The listing on the OTCQB tier provides much greater visibility and transparency to investors which will allow for us to reach a wider audience. We greatly appreciate the support we have received from our partners and shareholders as we continue to execute on our business plan.”

The OTCQB, operated by OTC Markets Group, Inc., is a premier market designed for developing and entrepreneurial companies in the United States and abroad committed to providing investors high-quality trading and improved market visibility to enhance trading liquidity. To be eligible for trading on the OTCQB, companies must be current in their financial reporting with the Securities and Exchange Commission (the “SEC”), pass a minimum bid price test, maintain audited financials through a PCAOB registered firm, an undergo company verification and management certification on an annual basis.

The OTCQB is operated by the OTC Markets Group and recognized by the Securities and Exchange Commission (“SEC”) as an established public market providing data that investors need to analyze, value and trade securities. Being part of the OTC Markets Group will assist in diversifying Descrypto Holdings shareholder base worldwide.

About Descrypto Holdings, Inc.

Descrypto Holdings, Inc. is a holding company focused on acquiring businesses in the sports and entertainment industry that utilize blockchain technology to enhance athletes, teams and fan’s experiences to achieve further mutual engagement and monetization opportunities. The initial acquisition is Openlocker.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

For more information visit: www.descrypto.io.

Investor Contact

Howard Gostfrand, CEO

305-351-9195

hgostfrand@descrypto.io